Exhibit 99.1

NASDAQ: TBBK
The Bancorp, Inc. • Investor Presentation • Sandler O’Neill Conference
November 2010

Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
Statements in this presentation regarding The Bancorp, Inc.’s business that are not historical facts are
“forward-looking statements” that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including the words “may,” “believe,” “will,” “expect,”
“anticipate,” “estimate,” “continue,” or similar words. For further discussion of these risks and uncertainties, see The Bancorp, Inc.’s filings with the SEC, including the “risk factors” section of
The Bancorp, Inc.’s prospectus supplement. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Bancorp, Inc. does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc.: Planning for Growth with Safety and Soundness
• Strategic Goal:
 ▪ Create and grow a stable, profitable institution with the optimum reliance on capital, risk management and technology, and manage it with knowledgeable and experienced management and senior officers
• Tactical Approach:
 ▪ Deposits - Utilize a branchless banking network to gather scalable deposits through strong contractual relationships at costs significantly below peers
 ▪ Assets - Focus on asset classes, including loans and securities, appropriate to our expertise to deliver the requisite risk-adjusted returns to achieve above-peer net interest margins
 ▪ Non-Interest Income - Generate non-interest income, through our deposit and asset approaches, sufficient to at least offset non-interest expenses

Business Model: A Distinct Business Strategy

DEPOSITS
• Private-Label Banking: stable, lower-cost core deposits ▪ Healthcare ▪ Merchant Processing ▪ Prepaid Cards ▪ Wealth Management • Community Bank
Net Interest Margin
INCOME
Non-Interest Income: Stored value, leasing and merchant processing
ASSETS

 • Above-peer credit quality, well-collateralized loans
 to local businesses and individuals:
 ▪ Commercial lending, commercial & residential
 real estate, construction lending
 • Automobile Fleet Leasing
 • Wealth Management Lending:
 ▪ Securities backed loans
 • SBA Guaranteed Lending Program for National
 Franchises
 • Securities Portfolio:
 ▪ Primarily highly rated government obligations

Deposit-Generating Strategies: Our Distinct Approach
The Bancorp employs a multi-channel growth strategy in gathering attractively priced, long-duration deposits on a national scale.
•Private-Label Banking
 ▪ Provider of private-label banking services to more than 300 non-bank financial service providers
 ▪ Access to large customer groups at lower acquisition costs
 ▪ Private-label customers derive from four main sources:
 • Healthcare
 • Stored Value, including Prepaid Cards
 • Wealth Management
 • Merchant Processing
•Community Bank

Deposit-Generating Strategies: Growth and Low Cost
The Bancorp has experienced strong growth in deposits at below-peer costs.

Growth in Average Deposits
	YTD Average Deposits (dollars in thousands)	Cost of Funds	Peer Cost of Funds(1)
2010	$ 1,979,771	0.70%	1.39%
2009	$ 1,545,028	1.02%	2.03%
Increase	$ 434,743
% Increase	28.14%
(1) Peer data source as of June 2010: BankRegData of 100 most comparable Banks measuring interest expense to interest bearing assets.

3 < > 5 years
24%
< 1 year
41%
1 < > 3 years
35%

The Bancorp Inc.

Deposit-Generating Strategies: Sticky and Long-Term
The Bancorp has long-term, often exclusive agreements in place with its private-label banking partners. We have retained 99% of maturing contracts.

Private Label Agreements by Remaining Contractual Term

Merchant Processing 2.7%
1031 Exchange 1.8%
Community Bank 10.3%
Wealth Management 16.7%
Healthcare 16.6%
Stored Value Relationships (including DDA) 52.0%

CDs < $100k 0.4%
CDs > $100k 0.4%
MMDA & Savings 20.6%
Checking 78.7%

The Bancorp Inc.

Growth Engine: Where Do Deposits Come From?
Significant growth in stored value, healthcare and other deposit business lines support significantly lower average cost of deposits.

September 30, 2010
Category	Balance (in millions)	Avg. Cost
Community Bank	$ 249	0.64%
Healthcare	$ 401	1.57%
Stored Value Relationships (including demand deposit accounts)	$ 1,259	0.14%
Wealth Management	$ 404	0.97%
Merchant Processing	$ 65	0.43%
1031 Exchange	$ 44	1.52%
Total Deposits: $2.4 billion
Average Cost: 0.68%
(Peer Average Cost: 1.33%)(1)
(1) Peer data source as of June 2010: BankRegData of 100 most comparable Banks measuring interest expense to interest bearing assets.

(in thousands)
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
9/30/2009 YTD
9/30/2010 YTD
Stored value income: 35.3%
Leasing income: 145.6%
Merchant income: 67.1%
Service fees: 56.3%
Debit card income: 41.1%
Other: 99.3%

The Bancorp Inc.

Non-Interest Income-Generating Strategies: Growth and Sustainability

(1) Excludes gains on investment securities.
Continued growth in non-interest income(1) from all business segments.

September30, 2010

Leasing Portfolio 5.6%
Investment Securities 14.5%
Wealth Management Lending 8.5%
Community Bank Lending 71.4%

Category	Balance *(in thousands)*	Avg. Yield

The Bancorp Inc.

Primary Asset-Generating Strategies: Business Line Overview
• Community Bank
 ▪ Offers traditional community banking products and services targeting the highly fragmented Philadelphia/Wilmington
 banking market
• Leasing Portfolio
 ▪ Well-collateralized automobile fleet leasing
 • Primarily Eastern United States
 • Average transaction: 8-15 automobiles, $350,000
 ▪ 50% of portfolio leased by state and federal agencies
• Wealth Management
 ▪ 16 partners, managing $200 billion in assets
 • SEI Investments, Legg Mason
 ▪ Generates securities backed loans and other loans
• Securities
 ▪ High credit quality tax-exempt municipal obligations
 ▪ U.S. Government agency securities

As with funding, The Bancorp employs a multi-channel growth strategy for loan origination, with the primary driver being its regional commercial banking operations.

Community Bank	$ 1,328,676	4.54%
Wealth Management	$ 158,545	3.18%
Leasing Portfolio	$ 103,278	8.61%
Investment Securities	$ 270,696	4.21%

4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
TBBK
Regional Peers(2)
2004
2005
2006
2007
2008
2009
Mar-10
Jun-10
Sep-10

2.00%
1.80%
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
TBBK
Regional Peers
2004
2005
2006
2007
2008
2009
Mar-10
Jun-10
Sep-10

800.00%
700.00%
600.00%
500.00%
400.00%
300.00%
200.00%
100.00%
0.00%
TBBK
Regional Peers
2007
2008
2009
Mar-10
Jun-10
Sep-10

45.00%
40.00%
35.00%
30.00%
25.00%
20.00%
15.00%
10.00%
5.00%
0.00%
TBBK
Regional Peers
2007
2008
2009
Mar-10
Jun-10
Sep-10

(1) Non-performing loans are defined as nonaccrual loans and restructured loans. Loans 90 days past due and still accruing interest are also included in the non-performing loans to total loans ratios.

The Bancorp Inc.

Non-Performing Loans / Total Loans(1)
Reserves / Loans
Asset Quality Overview

(2) Regional peers include publicly traded Mid-Atlantic commercial banks with assets between $1 billion and $4 billion.
(3) Ratio was not meaningful for The Bancorp prior to 2007, due to low levels of non-performing loans.
Source: SNL Financial
Reserves / Nonaccrual and Restructured Loans(3)
Texas Ratio - Peers

(in thousands)
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
2007
2008
2009
9/30/2010

The Bancorp Inc.

Asset Growth
Results: Key Performance Metrics

$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
(in thousands)
2007
2008
2009
9/30/2010

The Bancorp Inc.

Deposit Growth
Results: Key Performance Metrics

$25,000
$20,000
$15,000
$10,000
$5,000
$0
(in thousands)
2007
2008
2009
Annualized 9/30/2010

The Bancorp Inc.

Non-Interest Income(1)
Results: Key Performance Metrics

(1) Excludes gains and losses on investment securities.

$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
(in thousands)
September-09
December-09
March-10
June-10
September-10

The Bancorp Inc.

Core Operating Earnings(1)
Results: Key Performance Metrics

(1) As a supplement to GAAP, Bancorp has provided this non-GAAP performance result. The Company believes that this non-GAAP financial measure is useful because it allows investors to assess its operating performance. Although this non-GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, it should not be considered an alternative to GAAP.

NASDAQ: TBBK
APPENDIX

Capital Ratios and Selected Financial Data

	As of or for the three months ended September 30, 2010 (dollars in thousands)	As of or for the three months ended September 30, 2009 (dollars in thousands)
Selected Capital and Asset Quality Ratios:
Equity/assets (1)	7.57%	12.08%
Tier 1 capital to average assets (1)	8.67%	13.11%
Tier 1 capital to total risk-weighted assets (1)	12.25%	15.61%
Total Capital to total risk-weighted assets (1)	13.50%	16.80%
Allowance for loan and lease losses to total loans	1.37%	1.22%

Balance Sheet Data:
Total assets	$ 2,659,676	$ 2,041,034
Total loans, net of unearned costs (fees)	$ 1,590,507	$ 1,513,131
Allowance for loan and lease losses	$ 21,798	$ 18,436
Total cash and cash equivalents	$ 749,805	$ 344,992
Total investments	$ 270,696	$ 141,388
Deposits	$ 2,422,387	$ 1,772,329
Short-term borrowings	$ 0	$ 0
Shareholders’ equity (1)	$ 201,432	$ 246,544

Selected Ratios:
Return on average assets	0.10%	0.38%
Return on average common equity	1.15%	3.32%
Net interest margin	3.26%	3.72%
Book value per share (2)	$ 7.69	$ 7.69

(1) On March 10, 2010, the Company repurchased all of the outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series B, issued to the United States Treasury Department under its
Capital Purchase Program.

(2) Excludes, as of September 30, 2009, Series B Preferred Shares issued to the U.S. Treasury and the associated book value. The Series B Preferred Shares were repaid on March 10, 2010.

Current Loan Portfolio and Asset Quality Overview at 9/30/2010

Category	Balance (in thousands)	% of Total Loans	Nonaccrual Loans (in thousands)	Nonaccrual/ Total Loans	OREO (in thousands)	30-89 Days Delinquent (in thousands)	90+ Days Delinquent (in thousands)	Quarter Charge-offs (net in thousands)
Commercial	$ 409,697	26%	$ 2,281	0.14%	-	$ 196	$ 264	$ (967)
Commercial mortgage	$ 580,491	37%	$4,791	0.30%	-	$288	$4,069	$ (4,658)
Construction	$ 206,551	13%	$4,880	0.31%	-	-	-	$ 1
Direct financing leases (auto leases)	$ 103,278	7%	-	0.00%	-	$665	$16	$10
Residential mortgage	$ 93,833	6%	$ 6,259	0.39%	$225	$1,207	-	$ 189
Securities backed loans and other	$ 193,968	12%	$1,429	0.09%	-	$ 45	$ 3	$ (201)
Total	$ 1,587,818	100%	$ 19,640	1.24%	$ 225	$ 2,401	$ 4,352	$ (5,626)

Healthcare Affinity Relationships
• We are currently the 6th largest financial institution
 in the Health Savings Account (HSA) space.(1)
• We service insurance carriers, third-party
 administrators and large brokerage firms for
 distribution of HSAs and related accounts.
• Dynamics of the healthcare insurance industry are
 generating rapid growth in the HSA market:
 ▪ Between January 2008 and January 2009,
 there was a 46% increase in the number of
 HSAs nationally.(2)
 ▪ During that same period, HSA custodians and
 administrators reported that assets grew by
 62.6%.(2)
 ▪ Since 2003, the number of Americans with
 HSAs and High-Deductible Health Plans
 (HDHPs) has grown to over 8 million, from a
 base of 3 million.(3)
 ▪ Growth trends are expected to continue,
 reaching 11-13 million accounts and assets of
 $35 to $45 billion.(3)
Prepaid Card Affinity Relationships
• We are a market leader in a rapidly growing market
 for open loop prepaid debit cards:
 ▪ 5th largest prepaid commercial debit card
 issuer(4)
 ▪ 21st largest overall commercial card issuer(4)
• The aggregate size of the market is forecasted to
 grow at 35% annual rate.
 ▪ Open loop products forecasted to grow to
 $125 billion in 2011, compared to $39 billion
 in 2007(5)
• We are the industry’s largest Agent Bank gift card
 issuer.
• We serve clients such as Western Union, Intuit,
 Deluxe Check Printers, Higher One, Digital, Incomm
 and Univision.
Deposit-Generating Strategies: Grow Market Share in Expanding Markets

(1) According to the publication “Inside Consumer Directed Health Care,” March 2010
(2) Celent, “HSA Benchmarking Analysis: Market Trends and Economics 2009,” March 2009
(3) AHIP’s Center for Policy and Research, January 2009 census HSA/High-Deductible Health Plans
(4) Nilson Report, June 2009
(5) Mercator Advisory Group

Wealth Management Affinity Relationships
Wealth management deposit and lending services to
wealth management platforms and firms - including
limited-purpose trust companies, broker/dealers and
TPAs/record keepers:
Wealth Management Bank Affinities:
•Currently 16 relationships representing approximately
$200 billion in assets under management
•Over 7,000 investment advisors serving more
than 280,000 clients
•SEI, Legg Mason, Commonfund
Master Demand Account (MDA) - DTC/NSCC-traded
ERISA-qualified bank deposit account:
•Trades on the DTC/NSCC like Money Market Mutual
Funds
•FDIC insurance passed through to 401(k) participant
•Schwab, Matrix, SunGard, Ascensus, Great-West
•Growth potential due to growing demographics of
retirement market
Safe Harbor IRA Rollovers:
•Rollover Systems, WMSI
Merchant Processing Relationships
• Top 20 Acquiring Bank for credit and debit card
 processing
• Top 50 Originating Bank for ACH processing
• Combined annual processing volume of $25 billion
• Numerous third-party channels, including: Fiserv,
 FIS, TSYS, BankServ, Heartland, Planet Payment
 and HealthEquity
Deposit-Gathering Strategies: Grow Market Share in Expanding Markets

Well-Positioned in Attractive, Stable Markets
• Commercial lending is substantially all in greater Philadelphia/Wilmington metropolitan area
 ▪ Consists of the 12 counties surrounding Philadelphia and Wilmington, including Philadelphia, Delaware,
 Chester, Montgomery, Bucks and Lehigh Counties in Pennsylvania; New Castle County in Delaware; and
 Mercer, Burlington, Camden, Ocean and Cape May Counties in New Jersey.
• Philadelphia/Wilmington and the surrounding markets encompass a large population, stable economic activity and attractive demographics.
• Throughout the current down cycle and in prior cycles, the Philadelphia region has exhibited significant stability, which is reflected in a lesser reduction in housing prices and negative equity compared to the rest of the nation, as shown below.

	Home Prices 2006 to 2009	Home Prices 2008 to 2009
United States	-27.0%	-2.5%
Philadelphia, PA	-5.3%	-1.5%
1st Quarter 2010	US	NJ	DE	PA
% of Homes with Negative Equity	23.7%	15.8%	14.1%	7.4%

NASDAQ: TBBK
www.thebancorp.com